UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

ATLAS CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA 333-144645 20-5549779

(State or other jurisdiction (Commission (IRS Employer

Of incorporation) File Number) Identification Number)

2234 N. Federal Highway, Suite 330, Florida 33431

(Address of Principal Executive Offices)

(561) 488-7623

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanation of Amendment to The Company’s 8K filed with the Securities and Exchange Commission on November 22, 2011.

The Company filed a Form 8-K disclosing, among other things, the terms of it’s financing provided by Innovative Funding Solutions, Inc. In that 8-K disclosure the Company stated that Innovative Funding Solutions would receive one share of the Company’s preferred stock as collateral. The Company is filing this Form 8-K/A to correct that statement. Pursuant to the terms of the Agreement, Innovative Financing Solutions will not receive a share of the Company’s preferred stock as collateral and the Company is not required to provide any preferred stock to Innovative Funding Solutions.

Disclosure of the Agreement between the Company and Innovative Funding Solutions has been provided below and contains the correction discussed above.

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2011, Atlas Capital Holdings, Inc. (the “Company”), entered into a Warrant Purchase Agreement (the “Agreement”) with Innovative Funding Solutions, a private finance company (“IFS”). Under the terms of the agreement, IFS has committed to provide up to $500,000 of equity capital over the next twelve months in exchange for warrants issued by the Company with coverage equal to one and a half times the funding provided at an exercise price of $0.085. The term of the agreement is five years from the effective date of the Agreement.

The Company may choose to draw on the financing at its sole discretion during the effectiveness of the Agreement and is not required to pay any commissions to IFS as part of this agreement.

Item 9.01 Financial Statement and Exhibits

None

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS CAPITAL HOLDINGS, INC.

Registrant

Dated: November 28, 2011

/s/ Christopher K. Davies

Christopher K. Davies, President